UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PEGASUS TEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	41-2039686
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

118 Chatham Road, Syracuse, New York	13203
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered None	Name of each exchange on which each class is to be registered None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relate:  333-162516 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.0001 par value

(Title of class)

Item 1.

Description of Registrant’s Securities to be Registered.

Incorporated by reference herein is the description of the registrant’s shares of common stock, par value $.0001 per share, (the “Common Stock”), under the heading “Description of Securities” contained in the registrant’s registration statement on Form S-1 (File No. 333-162516) originally filed with the Securities and Exchange Commission on October 15, 2009, as amended, including any form of prospectus contained therein filed by the registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2.

Exhibits.

Exhibit No.	Description
3.1	Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the registrant’s registration statement on Form 10-SB filed with the Commission on May 5, 2007).
3.2	Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.2 to the registrant’s registration statement on Form 10-SB filed with the Commission on May 5, 2007).
3.3	Articles of Amendment to Articles of Incorporation (Incorporated by reference to Exhibit 3.3 to the registrant’s registration statement on Form 10SB/A filed with the Commission on October 5, 2007).
3.4

Certificate of the Designations, Powers, Preferences, and Rights of the Series A Convertible Preferred Stock (Incorporated by reference to Exhibit 3.1 to the registrant’s Report on Form 8-K filed with the Commission on August 27, 2008).

3.5	Bylaws ((Incorporated by reference to Exhibit 3.3 to the registrant’s registration statement on Form 10-SB filed with the Commission on May 5, 2007).

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PEGASUS TEL, INC.

Date: January 28, 2011 By: /s/ Carl E. Worboys Carl E. Worboys, President and Chief Executive Officer